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                    U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)       June 26, 2002

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                                 Citigroup Inc.
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             (Exact name of registrant as specified in its charter)


                  Delaware          1-9924            52-1568099
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             (State or other      (Commission       (IRS Employer
              jurisdiction of     File Number)      Identification No.)
              incorporation)



                   399 Park Avenue, New York, New York 10043
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              (Address of principal executive offices) (Zip Code)


                                 (212) 559-1000
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              (Registrant's telephone number, including area code)




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                                 Citigroup Inc.
                           Current Report on Form 8-K

Item 5.  Other Events.

On June 26, 2002, in light of WorldCom's announcement concerning the restatement of its earnings, Citigroup's Chief Financial Officer Todd Thomson outlined Citigroup's exposure to WorldCom as follows:

* In the Corporate & Investment Bank, we expect our net credit losses to be negligible. We expect modest losses arising out of our role as market maker and other positions in WorldCom publicly-traded securities.

* Through our insurance companies' $70 billion fixed income portfolio, we estimate the face value exposure to various WorldCom bonds to be approximately $85 million at Travelers Property Casualty and about $250 million at our life and annuity companies.

* In addition, we estimate $40 million in possible exposure in other areas throughout Citigroup.

"While we are currently assessing the level of impairment on these securities, we expect that the financial impact to Citigroup should be relatively modest," said Thomson.


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Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Citigroup's actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "target," "may increase," "may fluctuate," "may result in," "are projected," and similar expressions. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: general economic conditions, including the performance of financial markets and interest rates; the ability of WorldCom to meet its future obligations; and the future value of WorldCom securities.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 27, 2002                      CITIGROUP INC.


                                           By:  /s/ William P. Hannon
                                              ------------------------
                                           Name:  William P. Hannon
                                           Title: Controller